AMENDED AND RESTATED BYLAWS
OF
KRISPY KREME DOUGHNUTS, INC.

Effective May 7, 2016

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ARTICLE I. - OFFICES

Section 1.	Registered Office: The registered office of the corporation shall be at 370 Knollwood Street, Winston-Salem, North Carolina 27103.

Section 2.	Principal Office: The principal office of the corporation shall be located at the same address as the registered office or such other place as may be designated by the Board of Directors.

Section 3.

Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II. - MEETINGS OF SHAREHOLDERS

Section 1.

Place of Meetings: All meetings of shareholders shall be held at the registered office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed on by a majority of the shareholders entitled to vote thereat.

Section 2.

Annual Meetings: (a) The annual meeting of shareholders shall be held on a date and at a place at an hour to be fixed by the Chief Executive Officer and affirmed by the Board of Directors from time to time, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

(b) No business shall be transacted at an annual meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Article II, Section 5, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedures set forth in this Article II, Section 2(b).

For business to be brought before an annual meeting by a shareholder pursuant to (iii) above, the shareholder must have given timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal office of the corporation not less than forty days nor more than ninety days prior to the meeting. If less than fifty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Notice of the date of the meeting shall be deemed to have been given by the corporation more than fifty days in advance of the annual meeting if the annual meeting is called on the date prescribed by Article II, Section 2(a), without regard to whether notice or public disclosure thereof is made. Notice of action to be brought before the annual meeting pursuant to (iii) above shall set forth as to each such matter the shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (B) the name and address, as they appear on the corporation’s books, of each shareholder proposing such business, (C) the classes and number of shares of the corporation that are owned of record and beneficially by each such shareholder, and (D) any material interest of such shareholders in such business other than any interest as a shareholder of the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Article II, Section 2(b). If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with the provisions of these Bylaws, he shall so declare to the meeting and, to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.

Section 3.

Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.	Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation.

Section 5.

Notice of Meetings: Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for one hundred twenty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than one hundred twenty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6.

Voting Lists: After fixing the record date for a meeting, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group, class and series, with the address of and number of shares held by each. Such list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, beginning two business days after notice of such meeting is given and continuing through the meeting, and on written demand shall be subject to inspection or copying by any shareholder, his agent or attorney at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7.

Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.	Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of Directors the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law. In the election of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

Section 9.

Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book.

Section 10.

Proxies: At all meetings of shareholders, shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic or equivalent reproduction of a writing appointing one or more agents shall be deemed a written proxy within the meaning of this section.

ARTICLE III. - DIRECTORS

Section 1.	General Powers: The business and affairs of the corporation shall be managed by the Board of Directors.

Section 2.

Number, Term and Qualifications: (a) The number of Directors constituting the whole Board shall be not more than fifteen nor less than nine. The authorized number of Directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that, if the number so determined is to be increased, or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting, or all of the Directors at the time in office be present at such meeting, or those not present at any time waive or have waived notice thereof in writing; and provided, further, that the number of Directors which shall constitute the whole Board shall not be less than nine nor shall it be reduced to a number less than the number of Directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of Directors.

(b) The directors of the corporation shall be divided into the following three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal in number as possible. Each initial director in Class I shall be elected to an initial term of one (1) year, each initial director in Class II shall be elected to an initial term of two (2) years and each initial director in Class III shall be elected to an initial term of three (3) years. Each director shall hold office until the election and qualification of his successor or his earlier death, resignation, retirement or removal from office. Upon the expiration of the initial term for each class of directors, the directors of each class shall be elected for a term of three (3) years. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.	Nomination and Election of Directors: Except as provided in Section 5 and Section 2 of this Article, the Directors shall be elected at the annual meeting of shareholders.

Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination of election to the Board of Directors shall be made by or at the direction of the Board of Directors or a committee appointed thereby or in the manner set forth below.

Nomination for election of any person to the Board of Directors may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person (the “Shareholder Notice”) shall have been delivered to the Secretary of the corporation at the principal office of the corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to in this Article III, Section 3 as an “Other Meeting Date”), the Shareholder Notice shall be given in the manner provided in this Article III, Section 3 by the later of the close of business on (A) the date 90 days prior to such Other Meeting Date or (B) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed; and (ii) in the case of a special meeting called for the purpose of nominating directors in accordance with Article II, Section 4, the Shareholder Notice shall be given in the manner provided in this Article III, Section 3 not later than the close of business on the tenth day following the day on which the date of the special meeting and of the director nominees proposed by the Board of Directors to be elected at such meeting (or, alternatively, the number of director positions proposed to be filled at such meeting) is publicly announced or disclosed. The “close of business on” means 5:00 p.m. Charlotte, North Carolina time on a business day or on the first business day preceding the relevant date.

Each Shareholder Notice shall set forth: (i) a representation that the shareholder providing the Shareholder Notice is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (ii) whether the shareholder is providing the Shareholder Notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any director nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the corporation or the matter the notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the Shareholder Notice is being delivered, any director nominees listed in the Shareholder Notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (iii) the name and address of all Interested Persons, (iv) a complete listing of the record and beneficial ownership positions (including number and amount) in all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all Interested Persons, and (v) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the Shareholder Notice by or for the benefit of any Interested Person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof. As used in this Article III, Section 3, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, and “beneficial holder” means a person or entity that beneficially owns the relevant securities. The Shareholder Notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. Any Shareholder Notice relating to the nomination of directors must also contain (i) the information regarding each director nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (ii) each director nominee’s signed consent to serve as a director of the corporation if elected, and (iii) whether each director nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The corporation may also require any proposed director nominee to furnish such other information, including completion of the corporation’s directors’ questionnaire, as it may reasonably require to determine whether the director nominee would be considered “independent” or a “financial expert” as a director or as a member of any committee of the Board of Directors under the various rules and standards applicable to the corporation. The chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In no event shall the postponement or adjournment of a shareholder meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of a Shareholder Notice as provided in this Article III, Section 3. For purposes of these bylaws, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission.

Notwithstanding anything in this Article III, Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

This Article III, Section 3 shall not apply to (i) shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or (ii) the election of directors selected by or pursuant to the provisions of Article IV of the Articles of Incorporation of the corporation relating to the rights of the holders of any class or series of stock of the corporation having a preference over the Common Stock as to dividends or liquidation to elect directors under specified circumstances.

Section 4.

Removal: Directors may be removed from office only with cause by a vote of shareholders holding 66 2/3% of the outstanding shares entitled to vote at an election of Directors. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5.

Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors outside of the range specified in Section 2 of this Article pursuant to an amendment to Section 2 of this Article shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, and, for the avoidance of doubt, any directors so elected shall be divided among the three classes as described in Section 2 of this Article as nearly equally as possible. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Section 6.

Compensation: The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by the Directors in attending regular and special meetings of the Board.

ARTICLE IV. - MEETINGS OF DIRECTORS

Section 1.

Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders. In addition to the annual meeting of the Board of Directors, there shall be at least three regular meetings of the Board of Directors to be held at such times and places as the Board of Directors may provide, either within or without the State of North Carolina.

Section 2.

Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two Directors. Such meetings may be held within or without the State of North Carolina.

Section 3.	Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4.	Quorum: A majority of the Directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5.	Manner of Acting: Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6.

Informal Action by Directors: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 7.

Meeting by Telephone: Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

ARTICLE V. - EXECUTIVE AND OTHER COMMITTEES

Section 1.

Appointment: The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members an Executive Committee or one or more other committees, each consisting of two or more Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

Section 2.

Authority: Any such committee shall have and exercise all authority of the Board of Directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing such committee and except also to the extent limited by law.

Section 3.

Tenure and Qualifications: Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of any such committee and is elected and qualified.

Section 4.

Meetings: Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof to attend in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 5.

Quorum: A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

Section 6.

Informal Action: Action taken by a majority of the members of any such committee without meeting is nevertheless action of such committee if written consent to the action in question is signed by all of the members of such committee and filed with the minutes of the proceedings of the committee, whether done before or after the actions so taken.

Section 7.	Removal: Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

Section 8.	Vacancies: Any vacancy in any such committee may be filled by resolution adopted by a majority of the Board of Directors.

Section 9.

Procedure: Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 10.

Meeting by Telephone: Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

ARTICLE VI. - OFFICERS

Section 1.

Number: The officers of the corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer and such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer, on the one hand, and Secretary, on the other hand, may not be held by the same person.

Section 2.

Election and Term: The officers of the corporation shall be selected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

Section 3.

Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.

Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders and shall perform such other duties and have such other powers as the Board of Directors prescribe.

Section 5.

Chief Executive Officer: The Chief Executive Officer, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these bylaws. He shall be permitted to sign, as shall any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors exclusively to some other officer(s) or agent(s); and, in general, he shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.

President: Unless otherwise determined by the Board of Directors, the President, in the absence or disability of the Chief Executive Officer, shall perform the duties of that office. In addition the President shall perform such other duties and have such other powers as the Board of Directors prescribe.

Section 7.

Vice Presidents: The Executive Vice Presidents (in the order of their election), followed by the Senior Vice Presidents (in the order of their election), and followed by the Vice Presidents (in the order of their election), unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 8.

Secretary: The Secretary shall keep a correct record of all the proceedings of the meetings of the shareholders and Directors. He shall attend to the giving of notices, have custody of the corporate seal, and affix it to all instruments required to be executed under seal as authorized by the Board of Directors. He shall perform such other duties as are incident to the office of Secretary, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 9.

Treasurer: The Treasurer shall have charge of all the moneys and securities belonging to the corporation. He shall deposit said property with such banks as the Board of Directors shall designate and in the name of the corporation. He shall keep a record of all receipts and disbursements, and shall have charge of all records of the corporation relating to its finances. He shall perform such other duties as are incident to the office of Treasurer, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 10.

Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 11.

Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 12.	Vacancies: A vacancy in any office because of death, resignation, removal, disqualification, or other reason, may be filled by the Board of Directors for the unexpired portion of the term.

ARTICLE VII. - INDEMNIFICATION

Section 1.

Expenses and Liabilities: (a) Any person who at any time serves or has served (1) as a Director, Emeritus Director, officer, employee or agent of the corporation, (2) at the request of the corporation as a Director, Emeritus Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities or results from him being called as a witness at a time when he has not been made a named defendant or respondent to any Proceeding.

(b) The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

(c) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

(d) The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina General Statutes or any successor to such statute.

Section 2.

Advance Payment of Expenses: The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, Emeritus Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such Expenses) pay Expenses incurred by such Director, Emeritus Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

Section 3.

Insurance: The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Emeritus Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Emeritus Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

Section 4.

Definitions: The following terms as used in this Article shall have the following meanings. “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. “Expenses” means expenses of every kind, including counsel fees. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. “Director” and “Emeritus Director” include the estate or personal representative of such Director or Emeritus Director. “Corporation” shall include any domestic or foreign predecessor of this corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

ARTICLE VIII. - CONTRACTS, CHECKS AND DEPOSITS

Section 1.

Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

Section 2.

Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3.	Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE IX. - CERTIFICATES FOR SHARES AND TRANSFER THEREOF

Section 1.

Certificates for Shares: Shares of the corporation may be certificated or uncertificated and shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. Owners of shares of the corporation shall be recorded on the stock transfer books of the corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the stock transfer records of the corporation. Any certificates representing such shares shall be signed by the President or any Vice President, and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer; shall be consecutively numbered or otherwise identified; and shall contain the name and address of the persons to whom they are issued, the number of shares and date of issue.

Section 2.

Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation and, with respect to certificated shares, only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificated or uncertificated shares shall be issued.

Section 3.

Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4.

Lost Certificates: The corporation may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit by the corporation’s transfer agent of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the corporation may require the claimant to give the corporation a bond in said sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the corporation may authorize the issuance of a new certificate without requiring such a bond.

ARTICLE X. - GENERAL PROVISIONS

Section 1.

Dividends: The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2.	Seal: The seal shall be in the form of a circle with the name of the corporation and N.C. on the circumference and the word “SEAL” in the center.

Section 3.

Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.

Fiscal Year: Unless otherwise ordered by the Board of Directors by action recorded in the minutes, the fiscal year of the corporation shall end on the Sunday in either January or February closest to January 31.

Section 5.

Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action of the shareholders, except where higher percentages are required by law; or (2) providing for the management of the corporation other than by the Board of Directors or a committee thereof.

No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors. Notwithstanding any provision contained in these Bylaws to the contrary, the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock of the corporation shall be required to amend or repeal the following provisions of these Bylaws: Article II, Section 2(b) (Annual Meetings); Article II, Section 4 (Special Meetings); Article II, Section 5 (Notice of Meetings); Article III, Section 2 (Directors - Number, Term and Qualifications); or Article III, Section 4 (Directors - Removal).

No alteration, amendment or rescission of a bylaw shall be voted upon unless notice thereof has been given in the notice of the meeting or unless all of the Directors of the corporation execute a written waiver of notice stating that action upon the bylaws is to be taken at the meeting, and the original of such waiver shall be recorded in the Minute Book.

Section 6.

Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the corporation to the corporation or the corporation's shareholders; (c) any action asserting a claim arising pursuant to any provision of the North Carolina Business Corporation Act, the Bylaws, or the Articles of Incorporation (as each may be amended from time to time); or (d) any action asserting a claim governed by the internal affairs doctrine (collectively, the “Actions”) shall only be the state courts of North Carolina or the United States District Court for the Middle District of North Carolina. Actions filed in any North Carolina state court shall be subject to designation or assignment to the North Carolina Business Court.